UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2015

Johnson Outdoors Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01.    Regulation FD Disclosure.

On December 9, 2015, the Defense Logistics Agency (the “DLA”) published a notice on the U.S. Department of Defense's website indicating that Johnson Outdoors Inc. (the “Company”) was awarded a maximum $200 million firm-fixed-price, indefinite delivery contract (the “Contract”) with a one year base period and containing an option for three additional one-year renewal periods.  The Contract relates to commercial tents to be purchased by certain branches of the U.S. military.

The Company is issuing this Form 8-K to clarify the information published by the DLA with respect to the Contract award noted above.  The Company, along with several other vendors, has been approved as an eligible vendor under the Contract.  The Contract is not a firm order for future delivery of Company products.  Instead, the Contract makes the Company eligible (along with certain other approved vendors) for future orders of military tents under the Contact.  At this time, the Company has not received any orders under the Contract and there is no guaranty that any future orders of military tents will in fact be received by the Company.

The information in this Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.
Date: December 10, 2015	By: /s/ Alisa D. Swire
Alisa D. Swire, Vice President, General Counsel and Secretary